FORM 10-Q

Exhibit 2.1(h)

         AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


          AMENDMENT dated as of June 30, 1996 (this
"Amendment") of a Receivables Purchase Agreement dated as of August 11, 1992, as amended (as amended, the "Receivables Purchase Agreement") between CONE MILLS CORPORATION (the "Seller") and DELAWARE FUNDING CORPORATION (the "Buyer"). Terms defined in the Receivables Purchase Agreement and not otherwise defined herein have the same meaning when used herein.

                         WITNESSETH:


          WHEREAS, the Seller and the Buyer are parties to the Receivables Purchase Agreement; and

          WHEREAS, the Seller and the Buyer desire to amend the Interest Coverage Test contained in Section 6.02(j)(i) of the Receivables Purchase Agreement;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:


          ARTICLE I.     Amendment to the Receivables
                         Purchase Agreement.

          Subject to the satisfaction of the condition precedent specified in Article IV hereof, the Receivables
Purchase Agreement shall be amended as follows:

          Section 6.02(j)(i) of the Receivables Purchase
Agreement is amended in its entirety to read as follows:

          (j) (i) Interest Coverage Test. As of the last day of (i) each fiscal quarter ended on June 30, 1996, September 29, 1996 and December 29, 1996, the ratio of EBIT to Consolidated Interest Expense for the period of four consecutive fiscal quarters then ended will not be less than 1.8:1 and (ii) each fiscal quarter ended either prior to June 30, 1996 or after December 29, 1996, the ratio of EBIT to Consolidated Interest Expense for the period of four consecutive fiscal quarters then ended will not be less than 2.3:1.

FORM 10-Q

          For the purpose of this Section 6.02(j)(i):

          "EBIT" shall mean, for any period, the sum for the Seller and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) Consolidated Net Income for such period plus (b) the aggregate amount deducted in determining Consolidated Net Income in respect of Consolidated Interest Expense and income taxes for such period.

          "Consolidated Interest Expense" shall mean, for any period, for the Seller and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the interest expense for such period.

          ARTICLE II.    Representations.

          The Seller hereby represents and warrants that, after giving effect to this Amendment:

            the representations and warranties set forth in
Section 5.01 of the Receivables Purchase Agreement are true on the date hereof as if made on and as of the date hereof except as such representations and warranties specifically relate to an earlier date and as if each reference to the "Receivables Purchase Agreement" in said Section 5.01 was deemed to be a reference to the Receivables Purchase Agreement as amended by this Amendment; and

          (a) there shall exist no Termination Event or Potential Termination Event under the Receivables Purchase
Agreement.

          ARTICLE III.   Status of the Receivables Purchase
                         Agreement.

          Except as otherwise expressly provided herein, all terms and conditions of the Receivables Purchase Agreement are ratified and shall remain unchanged and continue in full force and effect. Each reference in the Receivables Purchase Agreement to such Agreement or any exhibit thereto shall mean and be a reference to the Receivables Purchase Agreement and the exhibits thereto as amended hereby.

FORM 10-Q

          ARTICLE IV.    Conditions Precedent.

          The amendments to the Receivables Purchase Agreement set forth in Article I hereof shall become effective upon the execution and delivery of this Amendment by each of the parties hereto.

          ARTICLE V.     Governing Law.

          This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          ARTICLE VI.    Counterparts.

          This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing such counterpart.

          IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be duly executed as of the date first above written.

                         DELAWARE FUNDING CORPORATION

                         by:  Morgan Guaranty Trust Company
                                of New York,
                              as attorney-in-fact for
                         Delaware Funding Corporation


                         by: /s/ Richard A. Burke
                            Authorized Signatory

                                 Associate
                            Title


                         CONE MILLS CORPORATION


                         by: /s/ David E. Bray
                            Authorized Signatory

                                 Treasurer
                            Title